Exhibit 99.1
PRESS RELEASE
TRIAD GUARANTY ANNOUNCES TERMINATION OF NEGOTIATIONS WITH LIGHTYEAR CAPITAL; PLANS TO CEASE WRITING NEW BUSINESS AND COMMENCE RUN-OFF
WINSTON-SALEM, N.C. – June 19, 2008 — Triad Guaranty Inc. (NASDAQ GS: TGIC) announced today that it has ended its negotiations with Lightyear Capital LLC to form a new mortgage insurance company. Triad also reported today that Freddie Mac informed Triad that the appeal of its subsidiary’s suspension as an approved mortgage insurer has been denied. As a result of these developments, Triad’s subsidiary, Triad Guaranty Insurance Corporation, will cease issuing commitments for mortgage insurance effective July 15, 2008 and will work with its customers, the Illinois Division of Insurance and each of the GSEs to assure an orderly transition of its business to run-off.
Mark Tonnesen, President and Chief Executive Officer of Triad, said, “The difficult decisions made by our Board with respect to these matters were based on a candid and thorough evaluation of our current situation and how to best serve the interests of Triad and its customers and policyholders going forward. We want to thank Lightyear Capital for its efforts. They worked very hard with us to develop a transaction that we believe would have ultimately served the interests of Triad’s stakeholders, but certain hurdles arose that prevented the transaction from being feasible. We are continuing to work with our financial advisor, Goldman Sachs, to explore whether other strategic alternatives are available, but we are not optimistic that any opportunities will surface.”
Triad plans to reduce its workforce by approximately 100 persons in the coming weeks and will commence a run-off of its existing book of business. Mr. Tonnesen said, “We believe Triad has the resources and talent to manage an effective run-off. As previously indicated, we currently expect that our run-off will enable the payment of all legitimate policyholder claims, and we will dedicate ourselves to the success of the run-off plan as our number one objective.”
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About Triad Guaranty Insurance Corporation
Triad Guaranty Inc.’s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing credit enhancement solutions to its lender customers and the capital markets. This allows buyers to achieve homeownership sooner, facilitates the sale of mortgage loans in the secondary market and protects lenders from credit default-related expenses. For more information, please visit the company’s web site at www.triadguaranty.com
Certain of the statements contained in this release are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including our ability to enhance our capital resources, the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory, rating agency and other similar developments, changes in interest rates, the housing market, the mortgage industry and the stock market, stronger than anticipated competitive activity, as well as the factors described under “Risk Factors” and under “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in future filings by us in other reports and statements that we file with the Securities and Exchange Commission. Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward- looking statements are made.
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SOURCE:	Triad Guaranty Inc.

CONTACT:	Mark K. Tonnesen, President and CEO, Triad Guaranty Inc.,
336-723-1282 ext. 1101 or mtonnesen@tgic.com
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